Tortoise Capital Resources Corp. Releases Fiscal 2009 First Quarter Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan.– Apr. 08, 2009 – Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced that it has filed its Form 10-Q for the first quarter ended Feb. 28, 2009.

Recent Highlights

•	Net assets of $77.7 million or $8.67 per share as of Feb. 28, 2009
•	Total assets of $103.5 million as of Feb. 28, 2009
•	Distributable cash flow of $2.2 million for the fiscal quarter ended Feb. 28, 2009
•	First quarter 2009 distribution of $0.23 per share paid Mar. 02, 2009
•	Credit facility balance reduced to $19.3 million as of Apr. 8, 2009

Investment Review

As of Feb. 28, 2009, the fair value of the company’s investment portfolio (excluding short-term investments) totaled $91.0 million, including equity investments of $82.2 million and debt investments of $8.8 million. The portfolio consists of 57 percent midstream and downstream investments, 12 percent upstream investments, and 31 percent in aggregates and coal.  The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of Feb. 28, 2009 was 7.8 percent.

In December 2008, the company invested $515,000 in Mowood, LLC in the form of a promissory note with a fixed annual interest rate of 9 percent.  The proceeds were used by Mowood for working capital purposes.  Subsequent to this transaction, the company entered into an agreement with Mowood to amend and combine the existing subordinated debt and multiple promissory notes into a single new promissory note with a principal balance of $8.8 million.  The new note has an annual interest rate of 9 percent and a maturity date of Dec. 31, 2009.  Due to the start-up nature of Timberline (subsidiary of Mowood), it was deemed prudent to reduce the interest rate charged on Mowood’s debt and distributions on invested equity to 9 percent to provide Mowood more operational flexibility and capital for growth.  The company owns virtually all of the equity of Mowood.

Net Asset Value

At Feb. 28, 2009, the company’s net asset value was $8.67 per share compared to $9.96 per share at Nov. 30, 2008.  Total assets decreased from $112.3 million as of Nov. 30, 2008 to $103.5 million as of Feb. 28, 2009.  Presently, the total cost basis of the company’s investments exceeds the fair value reflected on the Statement of Assets and Liabilities as shown below.  That, combined with operating losses, results in a deferred tax asset of $9.3 million (net of a $4.0 million valuation allowance), or approximately $1.04 per share.  The company does not include the deferred tax asset in the calculation of its management fee.

Quest Midstream Partners, L.P. (Quest) continues to face challenges as a result of the alleged misappropriation of funds by Jerry Cash, former CEO and Chairman of Quest, Quest Resource Corporation (NASDAQ: QRCP), and Quest Energy Partners, L.P. (NASDAQ: QELP).  Quest suspended distributions to its common unit holders during the company’s fourth quarter of  2008, and accordingly, was assigned a rating of two as of Nov. 30, 2008.  During the company’s fiscal quarter ended Feb. 28, 2009, Quest again did not pay a distribution to its common unit holders.  Further, Quest anticipates a reduction in its gathering rate beginning in 2010, therefore, the company does not expect to receive any distributions from Quest in 2009.  The fair value for Quest has declined substantially this quarter, from $14.5 million at Nov. 30, 2008 to $6.5 million at Feb. 28, 2009; a decrease to net asset value of approximately $0.89 before deferred taxes.   Due to the suspended cash distributions and the likelihood that the investment will not provide a full repayment of the amount invested, the company has downgraded Quest to a rating of three as of Feb. 28, 2009.

Leverage

On March 20, 2009, the company entered into a 90-day extension of its amended credit facility. Terms of the extension provide for a secured revolving credit facility of up to $25 million. The credit agreement, as extended, terminates on June 20, 2009. The amended credit facility includes a provision requiring the company to apply 100% of the proceeds from any private investment liquidation and 50% of the proceeds from the sale of any publicly traded portfolio assets to the outstanding balance of the facility.  In addition, each prepayment of principal of the loans under the amended credit facility will permanently reduce the maximum amount of the loans under the amended credit facility to an amount equal to the outstanding principal balance of the loans under the amended credit facility immediately following the prepayment.

During the extension, outstanding balances generally will accrue interest at a variable rate equal to the greater of (i) the one-month LIBOR plus 3.00 percent or (ii) 5.50 percent, with a fee of 0.50 percent on any unused balance of the facility.  The expiring facility provided up to $50 million in credit availability, with outstanding balances generally accruing interest at a variable rate equal to one-month LIBOR plus 1.75 percent and a fee of 0.375 percent on any unused balance. U.S. Bank, N.A. remains a lender and the lending syndicate agent.  The Company anticipates arranging a more permanent lending arrangement in the near-term.

Performance Review and Outlook

The company views distributable cash flow (DCF) as the best indicator of its core financial performance. The company determines the amount of distributions paid to stockholders based on DCF which is defined as distributions received from investments less total expenses.  DCF for the fiscal quarter ended Feb. 28, 2009 was approximately $2.2 million as shown below.  The company does not include in distributable cash flow the value of distributions received from portfolio companies which are paid-in-kind as a result of credit constraints, market dislocation or other similar issues. The company’s reduction in outstanding leverage has improved its asset coverage ratio but the smaller asset base will likely reduce future distributable cash flow available to stockholders.

Earnings Call

The company will host a conference call at 4 p.m. CST on Wednesday, Apr. 08, 2009 to discuss its financial results for the fiscal quarter ended Feb. 28, 2009. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (800) 635-0541

International:  (303) 262-2053

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 7:00 p.m. CST on Apr. 08, 2009 and continuing until 11:59 p.m. CST Apr. 22, 2009, by dialing (800) 405-2236 (U.S./Canada).  The replay access code is 11129239#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through Apr. 08, 2010.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segment, of the U.S. energy infrastructure sector. Tortoise Capital Resources seeks to provide stockholders a high level of total return, with an emphasis on distributions and distribution growth.

About Tortoise Capital Advisors
Tortoise Capital Advisors, LLC is a pioneer in capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy sector. As of Mar. 31, 2009, the adviser had approximately $1.7 billion of assets under management. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on theseforward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement.  Any distribution paid in the future to our stockholders will depend on the actual performance of the company’s investments, its costs of leverage and other operating expenses and will be subject to the approval of the company’s Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney, Investor Relations, (866) 362-9331, pkearney@tortoiseadvisors.com

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	February 28, 2009	November 30, 2008
	(Unaudited)
Assets
Investments at fair value, control (cost $30,359,254 and $30,418,802, respectively)	$30,281,442	$30,213,280
Investments at fair value, affiliated (cost $55,569,162 and $56,662,500, respectively)	38,645,539	48,016,925
Investments at fair value, non-affiliated (cost $51,692,248 and $49,760,304, respectively)	25,069,249	27,921,025
Total investments (cost $137,620,664 and $136,841,606, respectively)	93,996,230	106,151,230
Income tax receivable	-	212,054
Receivable for Adviser expense reimbursement	65,461	88,925
Interest receivable from control investments	61,600	76,609
Dividends receivable	345	696
Deferred tax asset, net	9,277,868	5,683,747
Prepaid expenses and other assets	116,539	107,796
Total assets	103,518,043	112,321,057

Liabilities
Base management fees payable to Adviser	392,769	533,552
Distribution payable to common stockholders	2,061,294	-
Accrued expenses and other liabilities	271,888	362,205
Short-term borrowings	23,100,000	22,200,000
Total liabilities	25,825,951	23,095,757
Net assets applicable to common stockholders	$77,692,092	$89,225,300

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at February 28, 2009 and November 30, 2008
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 8,962,147 shares issued and outstanding at February 28, 2009 and November 30, 2008
(100,000,000 shares authorized)	8,962	8,962
Additional paid-in capital	104,807,839	106,869,132
Accumulated net investment loss, net of income taxes	(2,277,610)	(2,544,267)
Accumulated realized gain, net of income taxes	6,001,931	6,364,262
Net unrealized depreciation of investments, net of income taxes	(32,219,730)	(22,843,489)
Net assets applicable to common stockholders	$77,692,092	$89,225,300

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$8.67	$9.96

	For the three months ended	For the three months ended
Distributable Cash Flow	February 28, 2009	February 29, 2008

Total from Investments
Distributions from investments	$2,691,635	$2,620,715
Distributions paid in stock (1)	-	453,520
Interest income from investments	201,598	313,409
Dividends from money market mutual funds	725	2,310
Other income	15,000	28,987
Total from Investments	2,908,958	3,418,941

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	327,308	493,606
Other operating expenses (excluding capital gain incentive fees)	217,582	250,281
Total Operating Expenses	544,890	743,887
Distributable cash flow before leverage costs	2,364,068	2,675,054
Leverage Costs	171,116	497,904
Distributable Cash Flow	$2,192,952	$2,177,150

Distributions paid on common stock	$2,061,294	$2,214,587

Payout percentage for period (2)	94%	102%

DCF/GAAP Reconciliation
Distributable Cash Flow	$2,192,952	$2,177,150
Adjustments to reconcile to Net Investment Income, before Income Taxes
Distributions paid in stock (1)	28,136	(453,520)
Return of capital on distributions received from equity investments	(1,853,248)	(1,859,741)
Capital gain incentive fees	-	279,665
Net Investment Income, before Income Taxes	$367,840	$143,554

(1) The only distributions paid in stock for the three months ended February 28, 2009 were from Abraxas Energy Partners, L.P. which were paid in stock as a result of credit constraints and therefore were not included in DCF. Distributions paid in stock for the three months ended
February 29, 2008 represent paid-in-kind distributions from LONESTAR Midstream Partners, LP
(2) Distributions paid as a percentage of Distributable Cash Flow.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended February 28, 2009	For the three months ended February 29, 2008
Investment Income
Distributions from investments
Control investments	$579,215	$282,904
Affiliated investments	829,338	1,649,888
Non-affiliated investments	1,311,218	687,923
Total distributions from investments	2,719,771	2,620,715
Less return of capital on distributions	(1,853,248)	(1,859,741)
Net distributions from investments	866,523	760,974
Interest income from control investments	201,598	313,409
Dividends from money market mutual funds	725	2,310
Fee income	15,000	-
Other income	-	28,987
Total Investment Income	1,083,846	1,105,680

Operating Expenses
Base management fees	392,769	585,253
Capital gain incentive fees (Note 4)	-	(279,665)
Professional fees	129,092	151,751
Administrator fees	18,329	27,150
Directors' fees	21,657	22,663
Reports to stockholders	15,073	12,915
Fund accounting fees	8,005	8,488
Registration fees	7,719	7,376
Custodian fees and expenses	3,087	4,685
Stock transfer agent fees	3,181	3,366
Other expenses	11,439	11,887
Total Operating Expenses	610,351	555,869
Interest expense	171,116	497,904
Total Expenses	781,467	1,053,773
Less expense reimbursement by Adviser	(65,461)	(91,647)
Net Expenses	716,006	962,126
Net Investment Income, before Income Taxes	367,840	143,554
Deferred tax expense	(101,183)	(54,551)
Net Investment Income	266,657	89,003

Realized and Unrealized Gain (Loss) on Investments
Net realized loss on investments, before income taxes	(499,818)	-
Deferred tax benefit	137,487	-
Net realized loss on investments	(362,331)	-
Net unrealized appreciation of control investments	127,710	1,260,500
Net unrealized depreciation of affiliated investments	(8,278,048)	(306,374)
Net unrealized depreciation of non-affiliated investments	(4,783,720)	(4,401,833)
Net unrealized depreciation, before income taxes	(12,934,058)	(3,447,707)
Deferred tax benefit	3,557,817	1,310,129
Net unrealized depreciation of investments	(9,376,241)	(2,137,578)
Net Realized and Unrealized Loss on Investments	(9,738,572)	(2,137,578)

Net Decrease in Net Assets Applicable to Common Stockholders
Resulting from Operations	$(9,471,915)	$(2,048,575)

Net Decrease in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$(1.06)	$(0.23)

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	8,962,147	8,858,212